Exhibit 5.2

GRAUBARD MILLER

The Chrysler Building

405 Lexington Avenue, 44th Floor

New York, NY 10174

November 6, 2025

Fitell Corporation

23-25 Mangrove Lane

Taren Point, NSW 2229

Australia

Ladies and Gentlemen:

We have acted as U.S. securities counsel to Fitell Corporation, a Cayman Islands exempted company (the “Company”), in connection with the offering by the Company (the “Offering”) of $50,000,000 in initial principal amount of Senior Secured Convertible Notes (the “Notes”), and (ii) the Company’s Class A ordinary shares, $0.0016 par value per share (“Ordinary Shares”), issuable upon conversion of the Notes (the “Conversion Shares”), pursuant to (a) the Registration Statement on Form F-3 (File No. 333-284232) (“Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 10, 2025, which was declared effective February 5, 2025, and (b) the prospectus supplement thereto, dated November 6, 2025 (“Prospectus Supplement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinion set forth below, we have reviewed (a) the Prospectus Supplement, Registration Statement, and the exhibits thereto; (b) the Company’s Amended and Restated Memorandum and Articles of Association, as amended to date; (c) the securities purchase agreement providing for the sale of the Notes and the other transaction documents referenced therein, including the form of Note (the “Documents”); (d) certain records of the Company’s corporate proceedings as reflected in its minute books; and (e) such statutes, records, and other documents as we have deemed relevant. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinions hereinafter expressed. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. We have further assumed that each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

1. The Notes have been duly authorized for issuance, and when executed, issued and delivered, against payment in full therefor, in accordance with the terms of the Documents, the Notes will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

No opinion is expressed herein other than as to the laws of the State of New York, the corporate law of the State of Delaware, and the federal law of the United States of America. Our opinion is based solely upon existing laws, rules and regulations and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

The opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; and (iv) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Report of Foreign Private Issuer on Form 6-K being filed on the date hereof, and incorporation by reference into the Registration Statement. We also consent to the use of our name as counsel to the Company and to all references made to us in the Registration Statement and the Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ GRAUBARD MILLER